    As filed with the Securities and Exchange Commission on May 2, 2001.
                                                   Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------
                                 HOLOGIC, INC.
            (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                           04-2902449
   ---------------                          -----------------------------------
(State or Other Jurisdiction of             (IRS Employer Identification Number)
Incorporation or Organization)

                 35 Crosby Drive, Bedford, Massachusetts 01730
                 ---------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 Hologic, Inc.
                Amended and Restated 1999 Equity Incentive Plan
                    2000 Acquisition Equity Incentive Plan
                       2000 Employee Stock Purchase Plan
                       ---------------------------------
                             (Full Title of Plans)

                         S. David Ellenbogen, Chairman
  Hologic, Inc., 35 Crosby Drive, Bedford, Massachusetts 01730 (781) 999-7300
  ---------------------------------------------------------------------------
  (Name and Address, Including Telephone Number and Area Code, of Agent For
   Service)

                                  Copies to:
                                  ----------
                           Lawrence M. Levy, Esquire
                         Brown, Rudnick, Freed & Gesmer
                              One Financial Center
                          Boston, Massachusetts 02111

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                             Proposed maximum
      Title of Securities         Amount To Be Registered     offering price     Proposed Maximum Aggregate          Amount of
        To Be Registered                                      per share (2)          Offering Price (2)           Registration Fee
===================================================================================================================================
Common Stock, $.01 par value        1,680,000 shares (1)         $5.005                 $8,408,400                   $2,102.10
Rights to Purchase Common Stock       1,680,000 rights             ---                      ---                          ---
 (3)
===================================================================================================================================

(1) Consists of 380,000 additional shares of Common Stock that may be issued upon exercise of options granted under the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan (See Introductory Note below); 1,000,000 shares of Common Stock that may be issued upon exercise of options granted under the Hologic, Inc. 2000 Acquisition Equity Incentive Plan; and 300,000 shares of Common Stock that may be issued under the Hologic, Inc. 2000 Employee Stock Purchase Plan. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Plans to which this Registration Statement relates.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock as quoted on the Nasdaq Stock Market on April 26, 2001.
(3) Pursuant to a Rights Agreement entered into in 1992, as amended, one right (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, and they are not exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

                               INTRODUCTORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement also relates to, incorporates by reference and serves as Post-Effective Amendment No. 1 to Hologic's Registration Statement on Form S-8 (File No. 333-79167), which registered 1,500,000 shares issuable upon exercise of options granted under the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan. As noted in footnote 1 above, this Registration Statement is registering an additional 380,000 shares that are issuable upon exercise of options granted under the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

     The Registrant hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Company's Common Stock and Rights to Purchase Common Stock which are contained in Hologic's Registration Statements filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     The Company hereby undertakes to provide without charge to each person who has received a copy of any of the prospectuses to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

ITEM 4.  DESCRIPTION OF SECURITIES.
------   -------------------------

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

     The validity of the securities offered hereby has been passed upon for the Registrant by Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111. Lawrence M. Levy, Secretary of the Registrant, is a member of Brown, Rudnick, Freed & Gesmer and an option holder of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------   -----------------------------------------

     Article 10 of the Registrant's Certificate of Incorporation eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware law. Article 11 of the Registrant's By-laws provides that the Registrant may indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful, as determined in accordance with the General Corporation Law of the State of Delaware. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in the defense of any claim.

     The Registrant has entered into indemnification agreements with each of its present directors and certain of its officers. The Company may also enter into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. In addition, the Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her in any such capacity, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

     Not Applicable.

ITEM 8.  EXHIBITS.
------   --------

Number   Description
------   -----------

 4.1       Certificate of Incorporation of the Registrant -- Filed as Exhibit
           3.01 to the Registrant's Registration Statement on Form S-1 (File No. 33-33128).*

 4.2 By-Laws of the Registrant -- Filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (File No. 33-33128).*

 4.3 Specimen Certificate of Common Stock -- Filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (File No. 33-33128).*

 4.4 Rights Agreement dated December 22, 1992 - Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A (File No. 0-18281) filed with the Commission on January 29, 1993.*

 4.5 Form of Rights Certificate - Filed as Exhibit 2 to the Registrant's Registration Statement on Form 8-A (File No. 0-18281) filed with the Commission on January 29, 1993.*

 4.6 Amendment No. 1 to the Rights Agreement dated December 13, 1995 - Filed as Exhibit 4.01 to the Registrant's Registration Statement on Form 8-A/A (File No. 0-18281) filed with the Commission on January 17, 1997.*

 4.7 Amendment No. 2 to the Rights Agreement dated December 16, 1996 - Filed as Exhibit 4.02 to the Registrant's Registration Statement on Form 8-A/A (File No. 0-18281) filed with the Commission on January 17, 1997.*

 4.8 Amendment No. 3 to the Rights Agreement dated April 25, 1999 - Filed as Exhibit 4.03 to the Registrant's Registration Statement on Form 8-A/A (File No. 0-18281) filed with the Commission on May 29, 1999.*

 5         Legal Opinion of Brown, Rudnick, Freed & Gesmer.**

 23.1      Consent of Arthur Andersen LLP.**

 23.2      Consent of Arthur Andersen LLP.**

 23.3 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.**

 24 Power of Attorney (included on the signature page of this Registration Statement).**

 99.1 Registrant's Amended and Restated 1999 Equity Incentive Plan -- Filed as Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the three months ended March 27, 1999.*

 99.2      Registrant's 2000 Acquisition Equity Incentive Plan.**

 99.3      Registrant's 2000 Employee Stock Purchase Plan.**
______________
* Not filed herewith. In accordance with Rule 12b-32 of the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

** Filed herewith.

ITEM 9.  UNDERTAKINGS.
-------  -------------

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on March 27, 2001.

                                  HOLOGIC, INC.


                                  By: /s/ S. David Ellenbogen
                                      --------------------------
                                      S. David Ellenbogen
                                      Chairman and Chief
                                      Executive Officer


                    [Signature Page Continues on Next Page]

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints S. David Ellenbogen and Glenn P. Muir and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                               Title                           Date
-------------------------------------------  -----------------------------  ------------------------------

/s/ S. David Ellenbogen                      Chairman of the Board, Chief           March 27, 2001
-------------------------------------------  Executive Officer and
S. David Ellenbogen                          Director


/s/ Glenn P. Muir                            Principal Financial and                March 27, 2001
-------------------------------------------  Accounting Officer
Glenn P. Muir

/s/ Steve L. Nakashige                       President, Chief Operating             March 27, 2001
-------------------------------------------  Officer and Director
Steve L. Nakashige

/s/ Jay A. Stein                             Executive Vice President,              March 27, 2001
-------------------------------------------  Chief Technical Officer and
Jay A. Stein                                 Director


/s/ Irwin Jacobs                             Director                               March 27, 2001
-------------------------------------------
Irwin Jacobs

/s/ William A. Peck                          Director                               March 27, 2001
-------------------------------------------
   William A. Peck

/s/ Gerald Segel                             Director                               March 27, 2001
-------------------------------------------
   Gerald Segel

/s/ Elaine Ullian                            Director                               March 27, 2001
-------------------------------------------
Elaine Ullian

                                 EXHIBIT INDEX

Number   Description
------   -----------

 4.1       Certificate of Incorporation of the Registrant -- Filed as Exhibit
           3.01 to the Registrant's Registration Statement on Form S-1 (File No. 33-33128).*

 4.2 By-Laws of the Registrant -- Filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (File No. 33-33128).*

 4.3 Specimen Certificate of Common Stock -- Filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (File No. 33-33128).*

 4.4 Rights Agreement dated December 22, 1992 - Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A (File No. 0-18281) filed with the Commission on January 29, 1993.*

 4.5 Form of Rights Certificate - Filed as Exhibit 2 to the Registrant's Registration Statement on Form 8-A (File No. 0-18281) filed with the Commission on January 29, 1993.*

 4.6 Amendment No. 1 to the Rights Agreement dated December 13, 1995 - Filed as Exhibit 4.01 to the Registrant's Registration Statement on Form 8-A/A (File No. 0-18281) filed with the Commission on January 17, 1997.*

 4.7 Amendment No. 2 to the Rights Agreement dated December 16, 1996 - Filed as Exhibit 4.02 to the Registrant's Registration Statement on Form 8-A/A (File No. 0-18281) filed with the Commission on January 17, 1997.*

 4.8 Amendment No. 3 to the Rights Agreement dated April 25, 1999 - Filed as Exhibit 4.03 to the Registrant's Registration Statement on Form 8-A/A (File No. 0-18281) filed with the Commission on May 29, 1999.*

 5         Legal Opinion of Brown, Rudnick, Freed & Gesmer.**

 23.1      Consent of Arthur Andersen LLP.**

 23.2      Consent of Arthur Andersen LLP.**

 23.3 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.**

 24 Power of Attorney (included on the signature page of this Registration Statement).**

 99.1 Registrant's Amended and Restated 1999 Equity Incentive Plan -- Filed as Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the three months ended March 27, 1999.*

 99.2      Registrant's 2000 Acquisition Equity Incentive Plan.**

 99.3      Registrant's 2000 Employee Stock Purchase Plan.**
______________
* Not filed herewith. In accordance with Rule 12b-32 of the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

** Filed herewith.